CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the use of our reports dated October 25, 2010 with respect to Dreyfus Emerging Leaders Fund and Dreyfus Opportunistic Small Cap Fund which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Opportunistic Small Cap Fund.

/s/ ERNST & YOUNG LLP

New York, New York
April 19, 2011